UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2023

Editas Medicine, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37687	46-4097528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Hurley Street Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 401-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EDIT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2023, James C. Mullen, the Executive Chairman of the Board of Directors (the “Board”) of Editas Medicine, Inc. (the “Company”) notified the Board that he does not intend to seek re-election as a director of the Company when his current term ends at the 2023 Annual Meeting of Stockholders.  Mr. Mullen advised the Company that he believes it is the best practice for former chief executive officers to rotate off the Board after an appropriate transition period with a new chief executive officer.  Mr. Mullen served as Chief Executive Officer of the Company until June 2022 when Dr. Gilmore O’Neill assumed the role.  Mr. Mullen will continue to serve in his current role as Executive Chairman of the Board until the 2023 Annual Meeting of Stockholders.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 10, 2023, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, approved an amendment and restatement of the Amended and Restated By-Laws of the Company (as so amended and restated, the “Amended and Restated By-Laws”). The Amended and Restated By-Laws, among other things:

●	Revise certain provisions relating to the manner in which a meeting of stockholders relying on remote communication may be adjourned due to a technical failure without having to provide additional notice; and
●	Eliminate the former requirement that the list of stockholders entitled to vote at stockholder meetings also be made available during the actual meeting, in each case to conform with the recent amendments to the Delaware General Corporation Law (the “DGCL”);
●	Revise and enhance, in light of the universal proxy rules adopted by the Securities and Exchange Commission, procedural mechanics and disclosure requirements in connection with shareholder nominations of directors and submission of proposals regarding other business at shareholder meetings by:
(1)	Requiring additional background information, disclosures and certain representations from proposing stockholders and beneficial owners and the respective affiliates and associates of, or others acting in concert with such stockholder and such beneficial owner (each, a “Stockholder Associated Person”);
(2)	Providing that if any stockholder, beneficial owner and/or Stockholder Associated Person that intends to solicit proxies in support of any nominees other than the Company’s nominees provides the notice and information required by Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), then such stockholder, beneficial owner and/or Stockholder Associated Person, upon request by the Company, must provide to the Company no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of soliciting the holders of shares of at least 67% of the voting power of shares entitled to vote on the election of directors and including a statement to that effect in the proxy statement or form of proxy; and
(3)	Providing that if any stockholder, beneficial owner and/or Stockholder Associated Person fails to comply with the requirements of Rule 14a-19 under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Company that such requirements have been met), then the Company will disregard the nomination of each of the director nominees proposed by such stockholder, beneficial owner and/or Stockholder Associated Person and any proxies or votes solicited for such nominees.

The Amended and Restated By-Laws also include various other updates, including clarifying, conforming, ministerial, and modernizing changes. The foregoing description of the Amended and Restated By-Laws is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated By-Laws of the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDITAS MEDICINE, INC.

Date:	March 14, 2023	By:	/s/ Michelle Robertson
Michelle Robertson Chief Financial Officer